EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of February 12, 1998, between MOUND ACQUISITION, INC., an Ohio corporation ("Employer"), and LARRY R. DOSSER of Centerville, Ohio ("Employee").

      1. Employment. Subject to the terms and conditions of this Agreement, Employer hereby agrees to employ Employee, and Employee accepts such employment, as President of Employer or in such other capacity or capacities as Employer and Employee may from time to time determine.

      2. Duties of Employee. Consistent with Section 1 above, Employee shall have such duties as the Chairman and Chief Executive Officer and Board of Directors of Employer may from time to time determine. Employee agrees to perform faithfully, industriously and to the best of Employee's ability, experience and talents, all of the duties that may be required by the terms of this Agreement, to the reasonable satisfaction of the chief executive officer and Board of Directors of Employer.

      3. Compensation of Employee. (a) As compensation for the services provided by Employee under this Agreement during the Employment Period (as defined in Section 11 below), Employer will pay Employee a base salary at an annual rate of Seventy-Five Thousand Dollars ($75,000) (the "Base Salary") payable in accordance with Employer's usual payroll procedures.

      (b) During the term of this Agreement, Employee shall be entitled to participate in any employee benefit plans, medical insurance plans, employee education plans (collectively, "Benefit Programs"), life insurance plans, disability plans and other benefit plans for which he is otherwise eligible and qualified, customarily made available by Employer from time to time to its employees generally. Such participation shall be subject to (i) the terms of the applicable plan documents and (ii) generally applicable Employer policies. Employer agrees that such Benefit Programs will be substantially comparable to those offered by Laser Fare, Inc., a Rhode Island corporation which is an affiliate of Employer.

      (c) Employee shall be entitled to up to three (3) weeks paid vacation for each year during the Employment Period. Such vacation shall be taken at a time mutually convenient to Employer and Employee and must be approved by Employer.

      (d) Employee shall be entitled to paid holidays in accordance with Employer's normal policies.

      (e) Subject to the following limitations, Employee shall also be paid a Sales Incentive which, for purposes hereof, shall mean 2.5% of the Annual Net Sales. The term Annual Net Sales shall mean for each year the gross annual sales of Employer, less discounts and returns, determined by Employer's independent certified public accountant (the "Accountant") in accordance with generally accepted accounting principles ("GAAP"). In order to be paid such compensation, the Annual Net Sales shall equal or be greater than the following amounts on a yearly basis; provided, that if such amounts are achieved for the stated year the Sales Incentive shall be paid on the entire amount of the Annual Net Sales.

                 Year Ending                     Minimum Annual
                 December 31                       Net Sales
                 -----------                       ---------

                     1998                         400,000.00
                     1999                         600,000.00
                     2000                         800,000.00

      (f) Employee shall also be paid Profit Incentive which, for purposes hereof, shall mean 40% of the Annual Net Profit in excess of (i) 12% of the Annual Net Profit for 1998, (ii) 15% of the Annual Net Profit for 1999, and
(iii) 17% of the Annual Net Profit for 2000. The term Annual Net Profit shall mean for each year the net after tax profit of Employer determined by the Accountant in accordance with GAAP; provided, however, that any amounts of principal paid by Employer to Employee or Carl Kershner under promissory notes assumed by Employer shall not be considered as an expense in such determination.

      (g) The Sales Incentive and the Profit Incentive for any calendar year shall be paid on or about March 31 of the following year.

      4. Business Expenses. Employer will reimburse Employee for all authorized travel and out-of-pocket expenses reasonably incurred by him for the purposes of and in connection with performing his services to Employer hereunder. Such reimbursement shall be made promptly upon presentation to Employer of vouchers or other statements itemizing the expenses in reasonable detail in conformity with Employer's policies.

      5. Discoveries. Except as otherwise provided in contracts between Employer and third parties, any and all processes, methods, designs, work of authorship and know-how which Employee may conceive or make, either alone or in conjunction with others, during Employee's term of employment with Employer or its subsidiaries or Affiliates relating to, or in any way pertaining to or connected with the business of Employer or its subsidiaries or Affiliates, shall be the sole and exclusive property of Employer;


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

and Employee, whenever requested to do so by Employer or any subsidiary or affiliate thereof, and without further compensation or consideration, shall promptly execute any and all applications, assignments and other instruments which Employer shall deem necessary in order to assign and convey to Employer the sole and exclusive right, title and interest in and to such processes, methods, designs, works of authorship and know-how.

      6. Non-Competition; Confidentiality. Employee acknowledges that he has entered into a Non-Competition Agreement of even date (the "Non-Competition Agreement") with Employer restricting his ability to compete with Employer and requiring him to maintain in confidence information concerning Employer and Mound Laser & Photonics Center, Inc. A breach of Employee's obligations under the Non-Competition Agreement shall constitute a breach of this Agreement.

      7. Non-waiver of Rights. The failure to enforce at any time of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

      8. Term/Termination. (a) Unless sooner terminated, Employee's employment under this Agreement shall be for an initial period of three (3)) years, beginning the date hereof and ending December 31, 2000 and continuing thereafter until terminated by either party or not less than thirty (30) days prior written notice (the "Employment Period"); provided that this Agreement may be terminated by Employer at any time for cause. The term "cause" as used herein shall mean gross or habitual neglect of duty, continuing default of Employee's obligations hereunder, prolonged absence from duty without the consent of Employer, breach of the Non-Competition Agreement or intentional harm or to the business of Employer or willful misconduct on the part of Employee.

      (b) In the event Employer's office at which Employee is required to render the majority of services hereunder is moved to a location more than twenty-five
(25) miles from Miamisburg, Ohio, Employee shall have the right within ten (10) days of notice of relocation, to terminate this Agreement and his obligations under the Non-competition Agreement. In the event of such termination, Employer shall continue to pay Base Salary to Employee and shall provide benefits under
Section 3(b) for a period of four (4) months.

      9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:


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

            Employer:

            Mound Acquisition, Inc.
            c/o Infinite Group, Inc.
            300 Metro Center Boulevard
            Warwick, RI 02886

            Attn:  Clifford G. Brockmyre, Chairman

            Employee:

            Larry R. Dosser
            1352 E. Social Row Road
            Centerville, Ohio 45458

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

      10. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

      11. Amendment. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

      12. Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall to be valid and enforceable. If a court finds that a provision of this Agreement is invalid or unenforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

      13. Applicable Law. This Agreement shall be governed by and contained in accordance with the laws of the State of Ohio.

      14. Binding Agreement. This Agreement shall bind and inure the benefit of the parties and their respective legal representatives, successors and assigns, except that Employee may not delegate any of his obligations under this Agreement or assign this Agreement.


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

      IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

                                    EMPLOYER:

                                    MOUND ACQUISITION, INC.


                                    By: /s/
                                       -------------------------------

                                    EMPLOYEE:


                                    /s/
                                    ----------------------------------


INFINITE GROUP, INC., a Delaware corporation and the owner of all of the outstanding capital stock of Employer, hereby guarantees the obligations of Employer under the foregoing Agreement.

                                    INFINITE GROUP, INC.


                                    By: /s/
                                       -------------------------------


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